Exhibit 99.1

FOR IMMEDIATE RELEASE

DECEMBER 10, 2019

Investor Relations: Kate Walsh, Vice President of Investor Relations & Tax, 214-721-9696, kate.walsh@enlink.com

Media Relations: Jill McMillan, Vice President of Strategic Relations & Public Affairs, 214-721-9271, jill.mcmillan@enlink.com

EnLink Midstream Schedules February 26 Conference Call to Discuss Fourth Quarter and Full-Year 2019 Earnings

Announces timing of 2020 financial guidance and strategy

DALLAS, December 10 — EnLink Midstream, LLC (NYSE: ENLC) (EnLink) will host a webcast and conference call on Wednesday, February 26, at 9 a.m. Central time to discuss fourth quarter and full-year 2019 results.

The company is also announcing today that it plans to host a webcast and conference call in mid-January 2020 to discuss its full-year 2020 financial guidance and strategy. The company’s outlook will incorporate current producer plans, including the recently announced partnership between Devon Energy Corp. and Dow Inc. to further develop acreage in Oklahoma’s STACK play. Details related to the 2020 guidance call will be provided closer to the date.

Fourth Quarter and Full-Year 2019 Earnings Conference Call Details

The dial-in number for the earnings call is 1-855-656-0924. Callers outside the United States should dial 1-412-542-4172. Participants can also preregister for the conference call by navigating to http://dpregister.com/10137406. Here, they will receive their dial-in information upon completion of preregistration. Interested parties can access an archived replay of the call on the Investors page of EnLink’s website at www.EnLink.com.

EnLink’s fourth quarter and full-year 2019 quarterly report and earnings press release will be posted on the Investors page at www.EnLink.com after market close Tuesday, February 25.

All dates and times are subject to change. Any timing updates, along with participation instructions for the webcasts and conference calls, will be provided via press release prior to the event.

About EnLink Midstream

EnLink Midstream reliably operates a differentiated midstream platform that is built for long-term, sustainable value creation. EnLink’s best-in-class services span the midstream value chain, providing natural gas, crude oil, condensate, and NGL capabilities. Our purposely built, integrated asset platforms are in premier production basins and core demand centers, including the Permian Basin, Oklahoma, North Texas, and the Gulf Coast. EnLink’s strong financial foundation and commitment to execution excellence drive competitive returns and value for our employees, customers, and investors. Headquartered in Dallas, EnLink is publicly traded through EnLink Midstream, LLC (NYSE: ENLC). Visit www.EnLink.com to learn how EnLink connects energy to life.

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